Index of Financial Statements and Exhibits to be Filed in EDGAR
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        A-1     Financial  statements of  FirstEnergy  Solutions  Corp.  for the quarter ended September 30, 2003.

        A-2 Financial statements of GPU Diversified Holdings LLC for the quarter ended September 30, 2003.

        B-3     Contract between FirstEnergy Service Company and GPU Diversified
                Holdings   LLC  to  provide   legal  and  certain   general  and
                administrative services.

        B-4 Contract between FirstEnergy Service Company and FirstEnergy Solutions Corp. to provide legal and certain general and administrative services.

        C       Certificate of FirstEnergy Corp.